Exhibit 10.33

Form of Common Stock Subscription Agreement

Cytori Therapeutics, Inc.

3020 Callan Road

San Diego, California 92121

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1.             The subscription terms set forth herein (the “Subscription”) are made as of the date set forth below between Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), and the Investor.

2.             As of the Closing (as defined below) and subject to the terms and conditions hereof,  the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) as is set forth on the signature page hereto (the “Signature Page”) for a purchase price of $5.75 per share (the “Shares”).  The Investor acknowledges that the offering is not a firm commitment underwriting and that there is no minimum offering amount.

3.             The completion of the purchase and sale of the Shares shall occur at a closing (the “Closing”) which, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, is expected to occur on or about August 15, 2006.  At the Closing, (a) the Company shall cause its transfer agent to release to the Investor the number of Shares being purchased by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.  If the Investor chooses to settle via DWAC (by checking the appropriate space on the Signature Page hereto), the provisions set forth in Exhibit A hereto shall be incorporated herein by reference as if set forth fully herein.

4.             The offering and sale of the Shares are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below).  The Investor acknowledges that the Company intends to enter into subscriptions in substantially the same form as this Subscription with certain other investors and intends to offer and sell (the “Offering”) up to an aggregate of 1,005,212 shares of Common Stock pursuant to the Registration Statement and Prospectus.  In addition, the Investor acknowledges that the Company intends to enter into a common stock purchase agreement with Olympus Corporation whereby Olympus Corporation will purchase $11,000,000 of Company Common Stock at a purchase price per share equal to the purchase price per share to be paid by the Investor.

5.             The Company has filed or shall file with the Securities and Exchange Commission (the “Commission”) a prospectus (the “Base Prospectus”) and a final prospectus supplement (collectively, the “Prospectus”) with respect to the registration statement (File No. 333-134129) reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”), in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder.  The Investor hereby confirms that it has had full access to the Base Prospectus and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials.

6.             The Company has entered into a Placement Agency Agreement (the “Placement Agreement”), dated August 9, 2006 with Piper Jaffray & Co. (the “Placement Agent”), which will act as the Company’s placement agent with respect to the Offering and receive a fee in connection with the sale of the Shares.  The Placement Agreement contains certain representations and warranties of the Company.  The Company acknowledges and agrees that the Investor may rely on the representations and warranties made by it to the Placement Agent in Section 2 of the Placement Agreement to the same extent as if such representations and warranties had been incorporated in full herein and made directly to the Investor.  Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Placement Agreement.

7.             The obligations of the Company and the Investor to complete the transactions contemplated by this Subscription shall be subject to the following:

a.             The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

b.             The Investor’s obligation to purchase the Shares will be subject to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to closing in the Placement Agreement have not been satisfied.

8.             The Company hereby makes the following representations, warranties and covenants to the Investor:

a.             The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription and otherwise to carry out its obligations hereunder.  The execution and delivery of this Subscription by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company.  This Subscription has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

b.             The Company shall (i) before the opening of trading on the Nasdaq Global Market on the next trading day after the date hereof, issue a press release, disclosing all material aspects of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby.  The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by law or the rules and regulations of any self-regulatory organization or exchange which the Company or its securities are subject.

9.             The Investor hereby makes the following representations, warranties and covenants to the Company:

a.             The Investor represents that (i) it has had full access to the Base Prospectus as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Subscription, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, and (iii) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares.

b.             The Investor has the requisite power and authority to enter into this Subscription and to consummate the transactions contemplated hereby.   The execution and delivery of this Subscription by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor.  This Subscription has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

c.             The Investor understands that nothing in this Subscription or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

d.             Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that the Investor was first contacted by the Placement Agent or the Company with respect to the transactions contemplated hereby and (ii) the date that is the tenth (10th) trading day prior to the date of this Subscription.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward  sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.  The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Subscription are publicly disclosed.

e.             The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a, and it has no direct or indirect affiliation or association with any, NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.    Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

10.          Notwithstanding any investigation made by any party to this Subscription, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription, the delivery to the Investor of the Shares being purchased and the payment therefor.

11.          This Subscription may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

12.          In case any provision contained in this Subscription should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

13.          This Subscription will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.          This Subscription may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15.          The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Subscription shall constitute written confirmation of the Company’s sale of Shares to such Investor.

16.          In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Subscription shall terminate without any further action on the part of the parties hereto.

INVESTOR SIGNATURE PAGE

Number of Shares:

Purchase Price Per Share: $	5.75

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: August 9, 2006

INVESTOR

By:
Print Name:
Title:
Name that Shares are to be registered:
Mailing Address:

Taxpayer Identification Number:
Manner of Settlement (check one):
☐ DWAC (see Exhibit A for explanation and instructions)
☐ DVP (see Exhibit B for explanation and instructions)

Agreed and Accepted this 9th day of August 2006:

CYTORI THERAPEUTICS, INC.

By:
Title:

Sales of the Shares purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.